Execution

SCHEDULE 1 FUNDS

BNY Mellon Absolute Insight Funds, Inc.

BNY Mellon Core Plus Fund

BNY Mellon Advantage Funds, Inc.

BNY Mellon Global Dynamic Bond Income Fund

BNY Mellon Global Real Return Fund

BNY Mellon Midcap Value Fund

BNY Mellon Dynamic Value Fund

BNY Mellon Technology Growth Fund

BNY Mellon Opportunistic Small Cap Fund

BNY Mellon Dynamic Total Return Fund

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

BNY Mellon Appreciation Fund, Inc.

BNY Mellon Funds Trust

BNY Mellon Asset Allocation Fund

BNY Mellon Bond Fund

BNY Mellon Corporate Bond Fund

BNY Mellon Emerging Markets Fund

BNY Mellon Income Stock Fund

BNY Mellon Intermediate Bond Fund

BNY Mellon International Fund

BNY Mellon Massachusetts Intermediate Municipal Bond Fund

BNY Mellon Mid Cap Multi-Strategy Fund

BNY Mellon Municipal Opportunities Fund

BNY Mellon National Intermediate Municipal Bond Fund

BNY Mellon National Municipal Money Market Fund

BNY Mellon National Short-Term Municipal Bond Fund

BNY Mellon New York Intermediate Tax-Exempt Bond Fund

BNY Mellon Pennsylvania Intermediate Municipal Bond Fund

BNY Mellon Short-Term U.S. Government Securities Fund

BNY Mellon Small Cap Multi-Strategy Fund

CitizensSelect Funds

BNY Dreyfus Institutional Preferred Treasury Securities Money Market Fund

BNY Mellon Investment Funds II, Inc.

BNY Mellon  Fixed  Income  Completion  Funds (FICS) – C

BNY Mellon  Fixed  Income  Completion  Funds (FICS) – CP

BNY Mellon Global Emerging Markets Fund

BNY Mellon Yield Enhancement Strategy Fund

Dreyfus Cash Management

BNY Mellon Large Cap Securities Fund, Inc.

Dreyfus Government Cash Management Funds

BNY Dreyfus Government Cash Management

BNY Dreyfus Government Securities Cash Management

BNY Dreyfus On-Chain Liquidity Fund

BNY Mellon High Yield Strategies Fund BNY Mellon Index Funds, Inc.

BNY Mellon International Stock Index Fund

BNY Mellon S&P 500 Index Fund

BNY Mellon Smallcap Stock Index Fund

Dreyfus Institutional Liquidity Funds

BNY Dreyfus Treasury and Agency Liquidity Money Market Fund

Execution

BNY Dreyfus Stablecoin Reserves Fund

Dreyfus Institutional Reserves Funds

BNY Dreyfus Institutional Preferred Government Money Market Fund

BNY Dreyfus Institutional Preferred Treasury Obligations Fund

Dreyfus Institutional Preferred Money Market Funds

BNY Dreyfus Institutional Preferred Government Plus Money Market Fund

BNY Mellon Intermediate Municipal Bond Fund, Inc.

BNY Mellon Investment Funds I

BNY Mellon International Equity Fund

BNY Mellon Global Fixed Income Fund

BNY Mellon Small Cap Growth Fund

BNY Mellon Small Cap Value Fund

BNY Mellon Small/Mid Cap Growth Fund

BNY Mellon Investment Funds VII, Inc.

BNY Mellon Short Term Income Fund

BNY Mellon Investment Portfolios

MidCap Stock Portfolio

Small Cap Stock Index Portfolio

Technology Growth Portfolio

BNY Mellon Investment Funds IV, Inc.

BNY Mellon Bond Market Index Fund

BNY Mellon Floating Rate Income Fund

BNY Mellon Institutional S&P 500 Stock Index Fund

BNY Mellon Tax Managed Growth Fund

BNY Mellon Investment Funds III

BNY Mellon Equity Income Fund

BNY Mellon Global Equity Income Fund

BNY Mellon High Yield Fund

BNY Mellon International Bond Fund

BNY Mellon Investment Funds VI

BNY Mellon Balanced Opportunity Fund BNY Mellon Midcap Index Fund, Inc.

BNY Mellon Municipal Bond Infrastructure Fund, Inc.

BNY Mellon Opportunistic Municipal Securities Fund

BNY Mellon Municipal Income, Inc.

BNY Mellon Municipal Funds, Inc.

BNY Mellon AMT-Free Municipal Bond Fund

BNY Mellon High Yield Municipal Bond Fund

BNY Mellon New Jersey Municipal Bond Fund, Inc.

BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon Opportunity Funds

BNY Mellon Natural Resources Fund

BNY Mellon California AMT-Free Municipal Bond Fund, Inc.

BNY Mellon U.S. Mortgage Fund, Inc.

BNY Mellon Investment Funds V, Inc.

BNY Mellon Developed Markets Real Estate Securities Fund

BNY Mellon Large Cap Equity Fund

BNY Mellon Short Term Municipal Bond Fund

BNY Mellon Worldwide Growth Fund, Inc.

BNY Mellon Research Growth Fund, Inc.

BNY Mellon Sustainable U.S. Equity Fund, Inc.

BNY Mellon Sustainable U.S. Equity Portfolio, Inc.

BNY Mellon Stock Funds

BNY Mellon International Core Equity Fund

BNY Mellon Stock Index Fund, Inc.

BNY Mellon Strategic Municipal Bond Fund, Inc.

Execution

BNY Mellon Strategic Municipals, Inc.

BNY Dreyfus Treasury Obligations Cash Management Fund

BNY Dreyfus Treasury Securities Cash Management

BNY Mellon Variable Investment Fund

Appreciation Portfolio

Government Money Market Portfolio

Growth and Income Portfolio

Small Cap Portfolio

General Money Market Fund, Inc.

BNY Dreyfus Money Market Fund

BNY Mellon Strategic Funds, Inc.

BNY Mellon Active MidCap Fund

BNY Mellon Global Stock Fund

BNY Mellon International Stock Fund